EXHIBIT 10.7

AMENDMENT #1

THIS AMENDMENT #1 to the Transaction Documents (as defined below) (the “Amendment”) is entered into as of November 23, 2022 (the “Effective Date”), by and between Infinite Group, Inc., a Delaware corporation (the “Company”), and Mast Hill Fund, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.

The Company and Holder are the parties to that certain disbursement authorization, officer’s certificate, promissory note in the original principal amount of $355,000.00 (the “Note”), securities purchase agreement, and common stock purchase warrant dated May 27, 2022 (as amended from time to time, the “Transaction Documents”); and

B.	The Parties desire to amend the Transaction Documents as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	The Holder hereby waives any Event of Default (as defined in the Note) under Section 4.17 of the Note that occurred prior to the Effective Date.

2.

This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Transaction Documents. Except as specifically modified hereby, all of the provisions of the Transaction Documents, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Infinite Group, Inc.		Mast Hill Fund, L.P.

By:	/s/ James Villa	By:	/s/ Patrick Hassani
Name:	James Villa	Name:	Patrick Hassani
Title:	Chief Executive Officer	Title:	Chief Investment Officer

2